Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT is made as of June 19, 2009 (the “First Amendment to Credit Agreement,” or this “Amendment”), among SPORT SUPPLY GROUP, INC., a Delaware corporation (“Borrower”), the lenders party hereto (the “Lenders”) and BANK OF AMERICA, N.A., as administrative agent for the Lenders (“Administrative Agent”).

R E C I T A L S

A.           Borrower, Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of February 9, 2009, as modified pursuant to the terms of that certain letter dated as of April 1, 2009 from Administrative Agent to Borrower (the “Original Credit Agreement”).

B.           The parties desire to amend the Original Credit Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Same Terms.  All terms used herein which are defined in the Original Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides.  In addition, all references in the Loan Documents to the “Agreement” shall mean the Original Credit Agreement, as amended by this First Amendment to Credit Agreement, as the same shall hereafter be amended from time to time.  In addition, the following term has the meaning set forth below:

“Effective Date” means June 19, 2009.

2.           Amendments to Original Credit Agreement.  On the Effective Date, the Original Credit Agreement shall be amended as follows:

(a)           The definition of “Permitted Acquisition” shall be amended and restated as follows:

“Permitted Acquisition” means, (a) any Acquisition by a Loan Party so long as the Dollar amount of such Acquisition, together with the aggregate Dollar amount of all other Acquisitions (including Acquisitions permitted by Section 7.02(m)) made by any Loan Party after the Closing Date, does not exceed $2,000,000, and (b) any Acquisition by a Loan Party that does not meet the requirements in part (a) above, so long as it satisfies each of the following requirements:

(i)           if such Acquisition is an Acquisition of Equity Interests of a Person, such newly-created or acquired Subsidiary shall comply with the requirements of Section 6.12;

(ii)           such Acquisition shall not include or result in any contingent liabilities that could reasonably be expected to have a Material Adverse Effect;

(iii)           the target of such Acquisition shall not have had an operating loss for the period of 12 consecutive months ending on the date of the acquisition

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(the calculation of such operation gain or loss in each case shall include such adjustments as may be reasonable to reflect items not reflective of the target or assets to be acquired, and non-recurring items, which calculations shall be in form and substance reasonably acceptable to the Administrative Agent);

(iv)           immediately after giving effect to such Acquisition, the Consolidated Leverage Ratio would not exceed 2.50 to 1.0;

(v)           (A) immediately before and immediately after giving pro forma effect to any such Acquisition, no Event of Default shall have occurred and be continuing and (B) immediately after giving effect to such Acquisition, the Companies shall be in pro forma compliance with all of the Financial Covenants, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01 as though such Acquisition had been consummated as of the first day of the fiscal period covered thereby;

(vi)           the Senior Convertible Subordinated Notes shall have been repaid in full prior to such Acquisition; and

(vii)           the Borrower shall have delivered to the Administrative Agent and each Lender such other information concerning the Acquisition as the Administrative Agent shall reasonably request.

(b)           Section 7.02(m) shall be amended and restated as follows:

“(m)           other Investments (other than Acquisitions) not exceeding $500,000 in the aggregate in any fiscal year of the Borrower.”

3.           Certain Representations.  Borrower represents and warrants that, as of the Effective Date:  (a) each Loan Party has full power and authority to execute this Amendment and this Amendment executed by each Loan Party constitutes the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; and (b) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other person is required for the execution, delivery and performance by each Loan Party thereof except for (i) filings necessary to perfect and maintain the perfection of the Liens granted under the Security Agreements, (ii) the approvals, consents, and authorizations which have been duly obtained, taken, given, or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.  In addition, Borrower represents that all representations and warranties contained in the Original Credit Agreement are true and correct in all material respects on and as of the Effective Date except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of Section 4.02 of the Original Credit Agreement, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Original Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Original Credit Agreement.

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4.           Limitation on Agreements.  The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Original Credit Agreement or any of the Loan Documents, or (b) to prejudice any right or rights which Lender now has or may have in the future under or in connection with the Original

Credit Agreement and the Loan Documents, each as amended hereby, or any of the other documents referred to herein or therein. This Amendment shall constitute a Loan Document for all purposes.

5.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

6.           Incorporation of Certain Provisions by Reference.  The provisions of Section 10.14 of the Original Credit Agreement captioned “Governing Law,” and the provisions of Section 10.15 of the Original Credit Agreement captioned “Dispute Resolution Provision” are incorporated herein by reference for all purposes.

7.           Entirety, Etc.  This instrument and all of the other Loan Documents embody the entire agreement between the parties.  THIS AMENDMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the Effective Date.

BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer

By:	/s/ Charles Dale
Charles Dale
Senior Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Charles Dale
Charles Dale
Senior Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT

SPORT SUPPLY GROUP, INC.

By:	/s/ John E. Pitts
John E. Pitts
Chief Financial Officer

FIRST AMENDMENT TO CREDIT AGREEMENT

The terms of this Amendment are acknowledged and agreed to by the following Guarantors, and such Guarantors agree that the “Guaranteed Debt” (as defined in the Guaranty) shall include the Obligations as amended by this Amendment.

GUARANTORS:

KESSLERS TEAM SPORTS, INC., a Delaware corporation

By:	/s/ John E. Pitts
John E. Pitts
Chief Financial Officer

DIXIE SPORTING GOODS CO., INC., a Virginia corporation

By:	/s/ John E. Pitts
John E. Pitts
Chief Financial Officer

FIRST AMENDMENT TO CREDIT AGREEMENT